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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-72335 of NTL Communications Corp. (the "Company") and in the related Prospectus of our report dated March 7, 2000, with respect to the consolidated financial statements and schedule of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                          ERNST & YOUNG LLP

New York, New York
March 24, 2000